Exhibit B

                         NATIONAL FUEL RESOURCES, INC.
                                 BALANCE SHEET


                                                    AT SEPTEMBER 30,
                                              ----------------------------
                                                 1999             1998
                                              -----------      -----------
ASSETS
Current Assets:
        Cash                                  $   442,279      $   121,038
        Short term Investments                  2,306,430        6,911,045
        Accounts Receivable                     9,219,763        7,287,156
        Accounts Receivable-Interco               379,278            4,637
             Less Reserve for Bad Debts          (836,360)        (633,134)
        Gas Storage                             6,249,676        2,077,051
        Other Current Assets                      (27,422)          51,509
                                              -----------      -----------
                                               17,733,644       15,819,302
                                              -----------      -----------

Property, Plant and Equipment
        Furniture & Fixtures                      786,207          484,644
        Less-Accumulated DD&A                    (297,444)        (132,137)
                                              -----------      -----------
                                                  488,763          352,507
                                              -----------      -----------

Other Assets:
        Long Term Investments                     243,514          588,427
        Other Deferred Debits                     209,633          183,270
                                              -----------      -----------
                                                  453,147          771,697
                                              -----------      -----------

                                              $18,675,554      $16,943,506
                                              ===========      ===========

LIABILITIES & EQUITY
Current Liabilities:
        Accounts Payable                      $ 1,723,354      $ 2,146,453
        Accrued Liabilities                       285,737           49,907
        Accounts Payable-Intercompany             247,431        1,032,645
        Dividend Payable-Intercompany              35,000           35,000
        Notes Payable-Intercompany                      0        2,200,000
                                              -----------      -----------
                                                2,291,522        5,464,005
                                              -----------      -----------

Long Term Liabilities:
        Deferred Income Taxes                  (1,013,001)        (871,401)
        Micellanous Deferred Credits            4,174,293        1,042,171
                                              -----------      -----------
                                                3,161,292          170,770
                                              -----------      -----------

Stockholder's Equity:
        Common Stock                               10,000           10,000
        Capital Paid in Excess of Par           3,490,000        3,490,000
        Retained Earnings                       9,722,740        7,808,731
                                              -----------      -----------
                                               13,222,740       11,308,731
                                              -----------      -----------

                                              $18,675,554      $16,943,506
                                              ===========      ===========